Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Hospitality Investors Trust, Inc.:

We consent to the incorporation by reference in (i) the registration statement (No. 333-208855) on Form S-3D of Hospitality Investors Trust, Inc. and (ii) the registration statement (No. 333-223026) on Form S-8 of Hospitality Investors Trust, Inc., of our report dated March 27, 2018, with respect to the consolidated balance sheets of Hospitality Investors Trust, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule III - Real Estate and Accumulated Depreciation (collectively, the consolidated financial statements), which report appears in the December 31, 2017 annual report on Form 10-K of Hospitality Investors Trust, Inc.

/s/ KPMG LLP
McLean, Virginia
March 27, 2018